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                                                                       EXHIBIT 6

                             DISTRIBUTION AGREEMENT


         AGREEMENT made as of this 18th day of September, 1996, between ASSET MANAGEMENT FUND, INC., a Maryland corporation (hereinafter called the "Fund"), and SHAY FINANCIAL SERVICES CO., an Illinois general partnership (hereinafter called the "Distributor");

                              W I T N E S S E T H:

         In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

         1. The Fund hereby appoints the Distributor as its agent for the distribution of shares of common stock (hereinafter called "shares") of any of the Fund's authorized Portfolios in jurisdictions wherein shares of the Fund may legally be offered for sale; provided, however, that the Fund in its absolute discretion may issue or sell shares directly to holders of shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise.

         2. The Distributor hereby accepts appointment as agent for the distribution of the shares of the Fund and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized shares of the Fund remaining unissued as from time to time be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Articles of Incorporation and the By-Laws of the Fund and in accordance with the then effective registration statement ("Registration Statement") of the Fund under the Securities Act (and related prospectus).

         3. The Fund agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares as the Distributor shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.

         4. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.


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         5.      The Distributor will act only on its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of shares. The Distributor shall have authority to receive and accept or reject, or arrange for the receipt and acceptance of, such orders in accordance with the provisions hereof and the then effective Registration Statement of the Fund.

         6. Shares of the Fund offered for sale or sold by the Distributor shall be so offered or sold at a price per share determined in accordance with the Fund's then current prospectus relating to the sale of such shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission; provided, however, that any public offering price for shares of the Fund shall be the net asset value per share. The net asset value per share shall be determined in the manner and at the times set forth in the then effective Registration Statement (and related prospectus) relating to such shares.

         7. The price the Fund shall receive for all shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such shares.

         8. The Distributor shall issue and deliver on behalf of the Fund (or shall arrange for the issue and delivery of) such confirmations of sales made by it as agent pursuant to this agreement as may be required. At or prior to the time of issuance of shares, the Distributor will pay or cause to be paid to the Fund the amount due the Fund for the sale of such shares. Shares shall be registered on the transfer books of the Fund in such names and denominations as the Distributor may specify.

         9. The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its shares for sale in such states as the Distributor may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome).

         10. The Fund will furnish to the Distributor from time to time such information with respect to the Fund and its shares as the Distributor may reasonably request for use in connection with the sale of shares of the Fund. The Distributor agrees that it will not use or distribute or authorize the use, distribution or dissemination by others in connection with the sale of such shares any statements, other than those contained in the Fund's current prospectus or statement of additional information, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations.


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         11.     The Distributor shall order shares of the Fund from the Fund only to the extent that it shall have received purchase orders therefor. The Distributor will not make, or authorize any others to make, any short sales of shares of the Fund.

         12. The Distributor, as agent of and for the account of the Fund, may repurchase the shares of the Fund at such prices and upon such terms and conditions as shall be specified in the current prospectus or statement of additional information of the Fund.

         13. The Distributor shall receive such compensation for its distribution of Fund shares as set forth in the Plan and Agreement Pursuant to Rule 12b-1, dated as of September 1, 1990 as amended from time to time.

         14. In selling or reacquiring shares of the Fund for the account of the Fund, the Distributor will in all respects conform to the requirements of all state and Federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc., relating to such sale or reacquisition, as the case may be. The Distributor will observe and be bound by all the provisions of the Articles of Incorporation of the Fund (and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940 and set forth in the Registration Statement, or as to which notice shall otherwise have been given to the Distributor) which at any time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Distributor. Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         15. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by the Distributor under this Agreement or the Plan and Agreement Pursuant to Rule 12b-1. The Fund will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) and all taxes and fees payable to the federal, state or other governmental agencies on account of the registration or qualification of securities issued by the Fund or otherwise. The Fund will also pay or cause to be paid expenses incident to the issuance of shares or beneficial interest, such as the cost of share certificates, if any, issue taxes, and fees of the transfer agent. The Distributor will pay all expenses (other than expenses which one or more dealers may bear pursuant to any agreement with the Distributor) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, all expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature,


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advertising and selling aids in connection with the offering of the shares for sale (except that such expenses will not include expenses incurred by the Fund in connection with the preparation, type-setting, printing and distribution of any registration statement or report or other communication to shareholders in their capacity as such) and expenses of advertising in connection with such offering.

         16. This agreement shall become effective on the date hereof and shall continue in effect until March 1, 1998 and from year to year thereafter, but only so long as such continuance is approved in the manner required by the Investment Company Act of 1940. Either party hereto may terminate this agreement on any date by giving the other party at least sixty days' prior written notice of such termination specifying the date fixed therefor. Without prejudice to any other remedies of the Fund in any such event the Fund may terminate this agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Distributor hereunder.

         17. This agreement shall automatically terminate in the event of its assignment.

         18. Any notice under this agreement shall be in writing, addressed and delivered or mailed, postage postpaid, to the other party at such address as such other party may designate for the receipt of such notice.

         19. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         20. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois (without regard to principals of conflicts of law).

         IN WITNESS WHEREOF, the Fund and the Distributor have each caused this agreement to be executed on its behalf by an officer thereunto duly authorized and its seal to be affixed as of the day and year first above written.

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
                                                            ASSET MANAGEMENT FUND, INC.
ATTEST:

                                                            By:
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                                                            SHAY FINANCIAL SERVICES CO.
ATTEST:

                                                            By:
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